Chanticleer Holdings Announces Board Has Directed Audit Committee to Conduct an Independent Investigation of its South African Subsidiaries

CHARLOTTE, N.C., October 24, 2012 -- Chanticleer Holdings, Inc. (NASDAQ: HOTR) ("Chanticleer Holdings" or the "Company"), a minority owner in the privately-held parent company of the Hooters® brand, Hooters of America (“HOA”), and a franchisee of international Hooters restaurants, announced today their Board of Directors has directed the Company’s Audit Committee to conduct an independent investigation into potential accounting and financial irregularities relating to the Company’s South African subsidiaries.

The Audit Committee Chair, Keith Johnson, will be spearheading this independent investigation. The Audit Committee has engaged Charles B. Pearlman of Pearlman Schneider, LLP as independent counsel to assist the Committee in connection with the investigation of the Company’s South African subsidiaries and related accounting and financial matters. Mr. Pearlman has hired RBSM LLP, Certified Public Accountants, to serve as accounting and financial advisor in connection with the investigation. RBSM LLP has an affiliate office in Johannesburg, South Africa.

The investigation will be focused on (i) determining or identifying how and when the matters giving rise to the investigation came to the attention of management, the Board of Directors, and the Audit Committee; (ii) identifying the individuals responsible for, or who participated in, misleading Company management to believe the financial statements of its South African subsidiaries for the three month period ended December 31, 2011, were audited in accordance with applicable professional standards; (iii) identifying any material weaknesses of the internal controls over the Company’s financial reporting; and (iv) recommending remedial measures, as appropriate, that should be implemented by the Company to address any weaknesses noted.

Mr. Pruitt, the Company’s Chief Executive Officer commented, “The Audit Committee Chair is acting proactively to complete a thorough investigation. Once the investigation is complete, we will take the findings and apply any newly established internal control and/or accounting procedures to all of the countries in which we operate. We also note that our Chief Financial Officer, Eric Lederer, has spent four weeks in South Africa since the discovery of these accounting issues in an effort to assist with the audit process and expedite the resolution of the process. Darren Smith, our new CFO of our South African subsidiaries, is now on board and acclimated. Eric and Darren are also fully cooperating with the Audit Committee in its investigation.”

The Company is continuing to work with NASDAQ to provide the Staff with all information requested in the timeliest manner. There can be no assurance as to the precise timing of the completion of the investigation and audit nor can we give a precise date for the resumption of trading. The Company intends to continue to inform investors of any material developments in a timely manner.

About Chanticleer Holdings, Inc.

Chanticleer Holdings is focused on expanding the Hooters® casual dining restaurant brand in international emerging markets. Chanticleer currently owns in whole or part of the exclusive franchise rights to develop and operate Hooters restaurants in South Africa, Hungary and parts of Brazil, and has joint ventured with the current Hooters franchisee in Australia, while evaluating several additional international opportunities. The Company currently owns and operates in whole or part of six Hooters restaurants in its international franchise territories: Durban, Johannesburg, Cape Town and Emperor's Palace in South Africa; Campbelltown in Australia; and Budapest in Hungary.

In 2011, Chanticleer and a group of noteworthy private equity investors, which included H.I.G. Capital, KarpReilly, LLC and Kelly Hall, president of Texas Wings Inc., the largest Hooters franchisee in the United States, acquired Hooters of America (HOA), a privately held company. Today, HOA is an operator and the franchisor of over 430 Hooters® restaurants in 28 countries. Chanticleer maintains a minority ownership stake in HOA and its CEO, Mike Pruitt, is also a member of HOA's Board of Directors. For further information, please visit www.chanticleerholdings.com or www.hooters.com and follow us on Twitter at @ChantHoldings or @Hooters.

Forward-Looking Statements:

Any statements that are not historical facts contained in this release are "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as "expects," "plans," "projects," "will," "may," "anticipates," "believes," "should," "intends," "estimates," and other words of similar meaning.  Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements. These factors include those described in the companies' filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release speak only as of the date the statements were made, and the companies do not undertake any obligation to update forward-looking statements. We intend that all forward-looking statements be subject to the safe-harbor provisions of the PSLRA.

Company Contact:

Shannon DiGennaro, V.P. Investor Relations

Phone: 704.941.0959

sd@chanticleerholdings.com